Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES SECOND-QUARTER RESULTS
— Specialty Unit Volume Growth of 16.5% Reported for the Quarter —
ATLANTA — August 4, 2011 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the second quarter ended July 2, 2011.
The Company incurred a net loss of $9.8 million, or $0.31 per diluted share for the second quarter of 2011, compared to a net loss of $3.4 million, or $0.11 per diluted share, for the second quarter of 2010. The Company’s results for the second quarter benefited from strong specialty product unit volume growth, but the ongoing downturn in the housing market pressured both unit volume and prices in the structural products business.
Revenues for the second quarter decreased 7.4% to $500.8 million from $540.8 million for the same period a year ago. The decline reflects a 27.1% decrease in structural product sales which was partially offset by a 10.7% increase in specialty product sales. The specialty sales gain was driven by a 16.5% increase in unit volume, as the Company continues its focus on these value-added products, partially offset by lower specialty product prices. Approximately two-thirds of the decline in structural product sales resulted from decreased unit volume as the Company focused on preserving its structural product margins against steadily deteriorating wood-based structural product prices during the quarter. Overall unit volume declined 0.5% compared to the year-ago period.
Gross profit for the second quarter totaled $57.6 million, down 10.1% from $64.1 million in the year-ago period reflecting reduced structural product unit volume associated with the continued housing market downturn. Gross margins decreased to 11.5% from the 11.9% generated in the year-ago period which was primarily a result of a channel shift from the warehouse channel to the direct and reload channels and lower prices, which were temporarily inflated in the year-ago period due to the Chilean earthquake. Total operating expenses of $59.4 million for the second quarter decreased $1.1 million from the same period a year ago. Reported operating loss for the quarter was $1.8 million, compared with an operating profit of $3.6 million a year ago.
“Our achievements for the quarter included the successful expansion of specialty products to more than 60% of total sales as specialty product unit volumes increased 16.5% from a year ago, setting a new record for quarterly unit volume growth in our specialty category,” said BlueLinx President and CEO George Judd. “In addition, we generated solid margins in the face of competitive pricing pressures, demonstrated diligent cost management, and delivered high quality customer service.” Mr. Judd continued, “I am pleased to see our specialty business responding to our targeted growth initiatives.”

BlueLinx 2Q’ 11 Press Release

For the six months ended July 2, 2011, net loss totaled $22.1 million, or $0.71 per diluted share, compared with $18.1 million, or $0.59 per diluted share, a year ago. Revenues for the six months totaled $891.4 million, down 8.3% from $971.8 million the same period a year ago, reflecting lower specialty and structural product prices, and lower structural product unit volume that was partially offset by a 15.0% increase in specialty product unit volume. Gross profit for the six months ended July 2, 2011 totaled $103.9 million and gross margin was 11.7%, compared with $116.4 million and 12.0%, respectively, a year earlier. Operating expenses, which included $7.2 million in gains from the sale of certain surplus properties, decreased to $110.8 million from $120.8 million a year ago.
The Company’s operating results for the 2011 and 2010 second quarter and year-to-date periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

	Quarters Ended		Six Months Ended
in millions, except per share amounts	July 2,	July 3,	July 2,	July 3,
(unaudited)	2011	2010	2011	2010
Pretax loss	($9.6)	($3.4)	($22.1)	($18.1)
Gain from sale of certain surplus properties	—	—	(7.2)	—
Changes associated with the ineffective interest rate swap	—	(1.3)	(1.8)	(2.1)

Adjusted pretax loss	(9.6)	(4.7)	(31.1)	(20.2)
Adjusted benefit from income taxes	(3.5)	(1.8)	(12.0)	(7.8)

Adjusted net loss	($6.1)	($2.9)	($19.1)	($12.4)

Diluted weighted average shares	31.1	30.7	31.0	30.6

Adjusted diluted net loss per share applicable to common shares	($0.20)	($0.09)	($0.62)	($0.40)

For the quarter and year-to-date periods ended July 2, 2011, the above table reflects the following events: (i) the Company recorded a gain on the sales of certain surplus properties; (ii) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter and year-to-date periods are $3.7 million and $8.5 million, respectively. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.
For the quarter and year-to-date periods ended July 3, 2010, the above table reflects the following event: (i) the Company recorded the effect of a reduction in the fair value of its ineffective interest rate swap offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter and year-to-date periods are $1.3 million and $7.0 million, respectively. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.

BlueLinx 2Q’ 11 Press Release

Subsequent Events
On May 10, 2011, the Company entered into an amendment to its revolving credit agreement, which became effective on July 29, 2011. Further details regarding the terms of the revolving credit amendment are contained in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011.
On July 14, 2011 the Company entered into an amendment to its existing mortgage loan agreement on owned real estate. Further details regarding the terms of the mortgage loan amendment are contained in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2011.
On July 22, 2011 the subscription period for the previously announced $60 million rights offering expired. The rights offering was fully subscribed and, as a result, on July 28, 2011 the Company received gross proceeds of $60 million from the offering. On July 29, 2011 the bulk of the net proceeds of approximately $56 million were used to pay down the Company’s revolving credit facility. The newly subscribed shares were issued on July 28, 2011 resulting in approximately 61.8 million total shares outstanding.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 86658727. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 2Q’ 11 Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
-Tables to Follow-

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$500,810	$540,781	$891,414	$971,831
Cost of sales	443,165	476,662	787,500	855,434

Gross profit	57,645	64,119	103,914	116,397

Operating expenses:
Selling, general, and administrative	56,780	57,089	105,227	113,603
Depreciation and amortization	2,624	3,434	5,561	7,178

Total operating expenses	59,404	60,523	110,788	120,781

Operating loss	(1,759)	3,596	(6,874)	(4,384)
Non-operating expenses:
Interest expense	7,730	8,205	16,791	15,520
Changes associated with the ineffective interest rate swap, net	—	(1,256)	(1,751)	(2,061)
Other expense, net	134	18	149	251

Loss before provision for income taxes	(9,623)	(3,371)	(22,063)	(18,094)
Provision for income taxes	158	36	44	52

Net loss	$(9,781)	$(3,407)	$(22,107)	$(18,146)

Basic and diluted weighted average number of common shares outstanding	31,063	30,699	30,953	30,643

Basic and diluted net loss per share applicable to common shares	$(0.31)	$(0.11)	$(0.71)	$(0.59)

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	July 2,	January 1,
	2011	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$6,109	$14,297
Receivables, net	205,735	119,202
Inventories, net	212,654	188,250
Deferred income tax assets	59	143
Other current assets	62,902	22,768

Total current assets	487,459	344,660

Property, plant, and equipment:
Land and improvements	51,968	52,540
Buildings	97,691	96,720
Machinery and equipment	74,495	70,860
Construction in progress	1,027	2,028

Property, plant, and equipment, at cost	225,181	222,148
Accumulated depreciation	(95,985)	(92,517)

Property, plant, and equipment, net	129,196	129,631
Other non-current assets	18,613	50,728

Total assets	$635,268	$525,019

Liabilities:
Current liabilities:
Accounts payable	$95,322	$62,827
Bank overdrafts	28,798	23,089
Accrued compensation	5,402	4,594
Current maturities of long term debt	151,507	1,190
Other current liabilities	14,938	16,792

Total current liabilities	295,967	108,492

Noncurrent liabilities:
Long-term debt	323,072	381,679
Deferred income taxes	107	192
Other non-current liabilities	35,514	33,665

Total liabilities	654,660	524,028

Stockholders’ (Deficit) Equity:
Common stock	332	327
Additional paid in capital	148,567	147,427
Accumulated other comprehensive loss	(6,773)	(7,358)
Accumulated deficit	(161,518)	(139,405)

Total stockholders’ (deficit) equity	(19,392)	991

Total liabilities and stockholders’ (deficit) equity	$635,268	$525,019

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Periods Ended
	July 2,	July 3,
	2011	2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(22,107)	$(18,146)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	5,561	7,178
Amortization of debt issuance costs	1,094	379
Payment from terminating the Georgia-Pacific supply agreement	—	4,706
Gain from sale of properties	(7,222)	—
Changes associated with the ineffective interest rate swap, net	(1,751)	(2,061)
Deferred income tax benefit	(214)	(414)
Share-based compensation expense	1,137	1,969
Decrease in restricted cash related to the swap, insurance, and other	432	5,607
Changes in assets and liabilities:
Receivables	(86,533)	(82,222)
Inventories	(24,404)	(52,973)
Accounts payable	32,495	38,860
Changes in other working capital	(1,338)	18,538
Other	1,804	(2,295)

Net cash used in operating activities	(101,046)	(80,874)

Cash flows from investing activities:
Property, plant, and equipment investments	(5,520)	(1,263)
Proceeds from disposition of assets	8,971	656

Net cash provided by (used in) investing activities	3,451	(607)

Cash flows from financing activities:
Repurchase of common stock	—	(583)
Increase in borrowings from the revolving credit facility	91,710	68,687
Payments on capital lease obligations	(197)	(473)
Increase in bank overdrafts	5,709	9,880
Increase in restricted cash related to the mortgage	(7,815)	(6,581)
Debt financing costs	—	(91)
Other	—	6

Net cash provided by financing activities	89,407	70,845

Decrease in cash	(8,188)	(10,636)
Balance, beginning of period	14,297	29,457

Balance, end of period	$6,109	$18,821

Non Cash Transactions:
Capital Leases	$2,544	$—

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax loss	$(9,623)	$(3,371)	$(22,063)	$(18,094)
Gain from sale of certain surplus properties	—	—	(7,222)	—
Changes associated with the ineffective interest rate swap, net	—	(1,256)	(1,751)	(2,061)

Adjusted pretax loss	(9,623)	(4,627)	(31,036)	(20,155)
Adjusted benefit from income taxes	(3,546)	(1,750)	(11,950)	(7,750)

Adjusted net loss	$(6,077)	$(2,877)	$(19,086)	$(12,405)

Diluted weighted average shares	31,063	30,699	30,953	30,643

Adjusted diluted net loss per share applicable to common shares	$(0.20)	$(0.09)	$(0.62)	$(0.40)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(9,781)	$(3,407)	$(22,107)	$(18,146)
Gain from sale of certain surplus properties	—	—	(7,222)	—
Changes associated with the ineffective interest rate swap, net	—	(1,256)	(1,751)	(2,061)
Tax effect of selected charges	—	485	3,465	795
Valuation allowance	3,704	1,301	8,529	6,984

Adjusted net loss	$(6,077)	$(2,877)	$(19,086)	$(12,428)